PRESS RELEASE

                                                    Contact: Joseph Kliminski
                                                             President
                                                             ASB Holding Company
                                                             (973) 748-3600
ASB Holding Company
American Savings Bank of NJ
365 Broad Street
Bloomfield, NJ  07003-2798

OTC Electronic Bulletin Board "ASBH"
                                                    For Immediate Release
                                                    ---------------------
                                                    January 21, 2005

                               ASB HOLDING COMPANY
                     ANNOUNCES RESULTS OF ANNUAL MEETING AND
                      PLANNED OPENING OF NEW BRANCH OFFICE

     Bloomfield, New Jersey - January 21, 2005 - ASB Holding Company (OTC Electronic Bulletin Board "ASBH"), the holding company of American Savings Bank of NJ, announced that its 2005 Annual Meeting of Stockholders was held January 20, 2005. At the meeting, Stanley Obal and Vincent S. Rospond were reelected as directors. Stockholders also approved the 2005 Stock Option Plan and 2005 Restricted Stock Plan and ratified the appointment of Crowe Chizek and Company LLC as the Company's independent auditor for the fiscal year ending September 30, 2005.

     American Savings Bank of NJ is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and one branch office in Cedar Grove, New Jersey. The Bank expects to open an additional branch office in Verona, New Jersey in late 2005.

     Seventy percent of the stock of the Company is owned by American Savings, MHC, a federal mutual holding company (the "MHC"). The Company's common stock is traded on the OTC Bulletin Board under the symbol "ASBH."

     The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.